CLYDE BAILEY P.C.
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                                                   Certified Public Accountant
                                                      10924 Vance Jackson #404
                                                      San Antonio, Texas 78230
                                                          (210) 699-1287(ofc.)
                                          (888) 699-1287  (210) 691-2911 (fax)

                                                                       Member:
                                                   American Institute of CPA's
                                                        Texas Society of CPA's


January 18, 2002


I consent to the use, of my report dated May 12, 2001, in the Form 10SB, on the financial statements of Cobra Financial Services Inc., dated December 31, 2000, included herein and to the reference made to me.


S/ Clyde Bailey
Clyde Bailey